Exhibit 99.1

P R E S S   R E L E A S E

TRIQUINT ANNOUNCES FIRST QUARTER RESULTS

Hillsboro, Oregon – April 23, 2008 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter ended March 31, 2008, including the following highlights:

•	Revenues of $111.1 million

•	Net income of $4.5 million or $0.03 per diluted share

•	Gross margin of 34.6% of revenue

•	Cash and cash equivalents increased $15.9 million from Q4 2007 to $219.4 million

•	Ramping 802.11n WLAN module platform product to high volume

•	Ramping 3G Tritium modules for high volume in Q2

•	Introduced TQP13N – a high performance/low cost GaAs process for millimeter-wave applications

•	Announced the pending acquisition of WJ Communications

•	Implemented capacity expansion programs

Commenting on the results for the quarter ended March 31, 2008, Ralph Quinsey, President and Chief Executive Officer, stated “This was a solid quarter for TriQuint Semiconductor. While revenue was seasonally down, we achieved better than expected earnings on strong gross margin performance. I expect healthy revenue growth in the second quarter as we continue ramping our new WLAN and 3G products to high volume production. We are implementing targeted capacity expansions in Oregon and Costa Rica to support anticipated customer demand for our new products. Preliminary integration efforts for WJ Communications are underway as I expect this transaction to close in the second quarter.”

Summary Financial Results for the Quarter Ended March 31, 2008:

Revenues for the first quarter of 2008 were $111.1 million, up slightly from the first quarter of 2007 and down 14% sequentially.

Net income for the first quarter of 2008 was $4.5 million, or $0.03 per diluted share, down from $6.4 million, or $0.05 per diluted share, for the first quarter of 2007. Net income for the fourth quarter of 2007 was $13.8 million, or $0.10 per diluted share.

Excluding equity compensation expense of $2.4 million, net income for the first quarter of 2008 was $6.9 million, or $0.05 per diluted share. Excluding equity compensation expense, non-GAAP net income decreased 57% sequentially and by 15% compared to the first quarter of 2007.

Gross margin for the first quarter of 2008 was 34.6%, compared to 31.1% for the first quarter of 2007 and 36.7% for the fourth quarter of 2007.

Operating expenses for the first quarter of 2008 were $35.8 million, or 32.2% of revenue, as compared to $29.5 million, or 26.7% of revenue, in the first quarter of 2007 and $35.4 million, or 27.6% of revenue, for the fourth quarter of 2007.

Excluding equity compensation expense, operating expenses for the first quarter of 2008 were $34.4 million or 30.9% of revenue as compared to $28.3 million, or 25.6% of revenue, in the first quarter of 2007 and $34.2 million, or 26.6% of revenue, in the fourth quarter of 2007.

Cash and cash equivalents were $219.4 million as of March 31, 2008, an increase of $15.9 million from December 31, 2007.

Outlook:

We estimate that second quarter 2008 revenue will be $130 million to $135 million. Second quarter earnings are expected to range between $0.05 and $0.07 per diluted share. Excluding estimated equity compensation expense of approximately $2.4 million, we expect earnings to range between $0.07 and $0.09 per diluted share. Estimates for the second quarter exclude partial quarter results and any one-time charges associated with our acquisition of WJ Communications. As of today, we are approximately 88% booked for the second quarter.

Additional Information Regarding March 31, 2008 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2008	Q4 2007	Change vs. Q4 2007	Q1 2007	Change vs. Q1 2007
Revenue	$111.1	$128.5	-13.5%	$110.6	0.5%
GM	34.6%	36.7%	-2.1%	31.1%	3.5%
Op Income	$2.7	$11.8	-77.4%	$4.9	-45.8%
Net Income	$4.5	$13.8	-67.5%	$6.4	-30.0%
Diluted EPS	$0.03	$0.10	$(0.07)	$0.05	$(0.02)

NON-GAAP RESULTS A
	Three Months Ended
	Q1 2008	Q4 2007	Change vs. Q4 2007	Q1 2007	Change vs. Q1 2007
GM	35.5%	37.5%	-2.0%	31.6%	3.9%
Op Income	$5.1	$14.1	-64.0%	$6.6	-23.8%
Net Income	$6.9	$16.1	-57.2%	$8.1	-15.4%
Diluted EPS	$0.05	$0.11	$(0.06)	$0.06	$(0.01)

A	Excludes stock based compensation charges.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors can dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 6459291, passcode 41827364.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense, and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results excluding the charges relating to the acquisition and noncash charges related to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding TriQuint’s anticipated revenue growth, increased production of certain products, capacity expansions and related increases in customer demand, targeted closing of the WJ Communications acquisition, second quarter earnings and revenues, the correlation between bookings and revenues, and other statements containing the words “believes,” “expects,” “anticipates,” “will” or words of similar import or statements of management’s opinion. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers and continue to provide expected levels of inventory to them; market conditions; and satisfaction of the conditions to closing of the WJ Communications acquisition. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2007, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Steven Buhaly	Heidi A. Flannery
VP of Finance, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9401	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: sbuhaly@tqs.com	Email: heidi.flannery@ficomm.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2008	December 31, 2008	March 31, 2007

Assets
Current assets:
Cash, cash equivalents and investments	$219,357	$203,501	$150,047
Accounts receivable, net	62,817	73,185	68,220
Inventories	73,173	67,231	89,995
Other current assets	23,650	15,668	15,004

Total current assets	378,997	359,585	323,266
Property, plant and equipment, net	210,249	204,553	205,960
Other, net	21,928	22,323	16,661

Total assets	$611,174	$586,461	$545,887

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$67,173	$46,602	$48,223
Other accrued liabilities	6,196	9,875	6,738

Total current liabilities	73,369	56,477	54,961
Long term income tax liability	10,439	10,193	9,585
Other long-term liabilities	5,194	4,943	4,884

Total liabilities	89,002	71,613	69,430
Stockholders’ equity	522,172	514,848	476,457

Total liabilities and stockholders’ equity	$611,174	$586,461	$545,887

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2008	December 31, 2007	March 31, 2007

Revenues	$111,138	$128,484	$110,603
Cost of goods sold	72,692	81,305	76,212

Gross profit	38,446	47,179	34,391
Operating expenses:
Research, development and engineering	19,943	19,461	14,328
Selling, general and administrative	16,281	15,922	15,066
(Gain) loss on disposal of equipment	(433)	39	96

Total operating expenses	35,791	35,422	29,490

Operating income	2,655	11,757	4,901
Other income (expense):
Interest income	2,001	2,336	3,437
Interest expense	(4)	(4)	(1,631)
Foreign currency gain	180	70	66
Recovery of impairment	105	—	—
Other, net	1	(4)	35

Other income, net	2,283	2,398	1,907

Income before income tax	4,938	14,155	6,808
Income tax expense	458	386	412

Net Income	$4,480	$13,769	$6,396

Per Share Data
Basic per share net income	$0.03	$0.10	$0.05
Diluted per share net income	$0.03	$0.10	$0.05
Weighted-average shares outstanding:
Basic	142,973	141,709	138,623
Diluted	144,737	144,701	141,148

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Revenues	100.0%	100.0%	100.0%
Cost of goods sold	65.4%	63.3%	68.9%

Gross profit	34.6%	36.7%	31.1%
Operating expenses:
Research, development and engineering	18.0%	15.2%	13.0%
Selling, general and administrative	14.6%	12.4%	13.6%
(Gain) loss on disposal of equipment	-0.4%	0.0%	0.1%

Total operating expenses	32.2%	27.6%	26.7%

Operating income	2.4%	9.1%	4.4%
Other income (expense):
Interest income	1.8%	1.9%	3.1%
Interest expense	0.0%	0.0%	-1.5%
Foreign currency gain	0.1%	0.0%	0.1%
Recovery of impairment	0.1%	—	0.0%
Other, net	-0.0%	-0.0%	0.1%

Other income, net	2.0%	1.9%	1.8%

Income before income tax	4.4%	11.0%	6.2%
Income tax expense	0.4%	0.3%	0.4%

Net Income	4.0%	10.7%	5.8%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2008		December 31, 2007		March 31, 2007
	(% of revenues)
GAAP GROSS PROFIT	$38,446	34.6%	$47,179	36.7%	$34,391	31.1%
Adjustment for equity compensation charges	986	0.9%	1,079	0.8%	575	0.5%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$39,432	35.5%	$48,258	37.5%	$34,966	31.6%

GAAP OPERATING EXPENSES	$35,791	32.2%	$35,422	27.6%	$29,490	26.7%
Adjustment for equity compensation charges within:
Research, development and engineering	(502)	-0.5%	(505)	-0.4%	(272)	-0.3%
Selling, general and administrative	(913)	-0.8%	(721)	-0.6%	(891)	-0.8%

NON-GAAP OPERATING EXPENSES	$34,376	30.9%	$34,196	26.6%	$28,327	25.6%
OPERATING INCOME EXCLUDING EQUITY COMPENSATION
GAAP OPERATING INCOME	$2,655	2.4%	$11,757	9.1%	$4,901	4.4%
Adjustment for equity compensation charges within:
Cost of sales	986	0.9%	1,079	0.7%	575	0.5%
Research, development and engineering	502	0.5%	505	0.4%	272	0.3%
Selling, general and administrative	913	0.8%	721	0.6%	891	0.8%

NON-GAAP OPERATING INCOME	$5,056	4.6%	$14,062	10.9%	$6,639	6.0%

GAAP NET INCOME	$4,480	4.0%	$13,769	10.7%	$6,396	5.8%
Adjustment for equity compensation charges within:
Cost of sales	986	0.9%	1,079	0.8%	575	0.5%
Research, development and engineering	502	0.5%	505	0.4%	272	0.3%
Selling, general and administrative	913	0.8%	721	0.6%	891	0.8%

NON-GAAP NET INCOME	$6,881	6.2%	$16,074	12.5%	$8,134	7.4%
TOTAL EQUITY COMPENSATION CHARGES	$2,401	2.2%	$2,305	1.8%	$1,738	1.6%

GAAP DILUTED EARNINGS PER SHARE	$0.03		$0.10		$0.05
Adjustment for equity compensation charges	0.02		0.01		0.01

NON-GAAP DILUTED EARNINGS PER SHARE	$0.05		$0.11		$0.06

GAAP COMMON SHARES ASSUMING DILUTION	144,737		144,701		141,148
Adjustment for equity compensation charges	253		1,216		692

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	144,990		145,917		141,840